TEST THE WATER MATERIALS

                                                                   Press Release

                                                        GILMORE HOMES  GILMORE LOANS, LLC
      Empowering Consumers through Real Estate, Technology and Financial Services as a Proptech and Fintech Emerging Growth Company
                          5401 Old National Highway, Suite 419, Atlanta, Georgia 30349, Telephone: (601) 582.1851

 For more Information, contact:
 Michael L Gilmore, Asset Manager
 (601) 582-1851
 michael_gilmore2001@yahoo.com

 News Release

 FOR IMMEDIATE RELEASE

                           Gilmore Homes Gilmore Loans, LLC Plans to Test the Waters as Reg A+ Filing is Pending

 (July 8, 2019) Atlanta, Georgia: Gilmore Homes Gilmore Loans, LLC, an Atlanta based proptech and fintech emerging growth company, focused on real estate, technology and financial services, plans to test the waters as its Regulation A, Tier 2 filing is pending with the
 Securities and Exchange Commission.

 The company plans to raise up to $50,000,000, selling 1,000,000 shares at $50 each, with a minimum amount of $500 from Investors, after
 SEC qualification, in order to design, develop and build from the ground up, small and new single family homes, multifamily apartments, hotels, shopping centers, retail and restaurants concept stores, condominiums, movie theaters, low and high rises such as 50-story
 Gilmore Tower and Can You Spare a Dollar?, a chain of $1.00 stores, launching in Atlanta with plans to scale around the United States.

 Quotes Founder and Asset Manager Michael Gilmore, When it comes to economic development and crucial funding, many African American entrepreneurs are left out of the equation. In conforming to the standards of testing the waters under Regulation A of the Securities
 Act of 1933, as amended, this process allows companies such as mines Gilmore Homes Gilmore Loans, LLC, to determine whether there may be interest in an eventual offering of our securities. Although our company has already filed its Regulation A and is currently amending after SEC comments, testing the waters will still give us the opportunity to court investors to sign up only for subscription to the offering without putting up any money.

 Testing the waters notwithstanding, Gilmore Homes Gilmore Loans, LLC also plans to generate interest in Gilmore Tower, a massive
 $200,000,000 mixed use development that will include over 270 apartments and condominiums, a 100 room all-suite hotel with Rolls Royce services, a 6 level shopping center featuring over 100 stores and restaurants with indoor ice skating rink, office spaces, movie theater, and possibly a 1,000 seat performing arts center, if the company can raise 10% to 20% from Investors in order to commence the green light for the project. Investors should be advised that the company many never raise enough capital to move forward with its intended business operations. Moreover, distributions are not assured. Any accredited or nonaccredited investor should consult advisors before investing.

 Great public interests should tell if Gilmore Homes Gilmore Loans, LLC Reg A+ investment waters underpinnings are an initial success.

                                                          Test the Waters Materials

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                           Empowering Consumers in Reaching the American Dream through Real Estate and Investing

                                              Are you an Accredited or NonAccredited Investor?

                              Are you Interested in Investing in Real Estate and Real Estate Related Assets?

                          Would You Like to Invest in Possibly Single Family Homes, Multifamily Apartments, Condominiums,
                   New Retail Stores and Restaurants, Shopping Centers, Movie Theaters, Hotels, Mid Rises and High Rises?

           Then, visit Gilmore Homes Gilmore Loans, LLC website: http://www.gilmorehomes.wix.com/atlanta, for more information.

           Before Investing or Signing Up, please review the Preliminary Offering Statement and All Disclosures including Risks.